                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             THE MEXICO FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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Notes:

                             THE MEXICO FUND, INC.

                             1775 Eye Street, N.W.
                           Washington, DC 20006-2401

                            September 7, 2000

Dear Shareholder:

  The Board of Directors of The Mexico Fund, Inc. (the "Fund") continues to be fully committed to acting in the best interests of the Fund's shareholders. As announced by the Fund in a press release and letter to shareholders dated July 31, 2000, the Board has authorized the Fund to repurchase up to 10% of the Fund's shares. The Fund's repurchases commenced on August 7, 2000.

  We are now writing to inform you of the upcoming special meeting of the shareholders of the Fund to be held on October 16, 2000 (the "Meeting"). You are being asked to vote on important proposals affecting the Fund at this Meeting. The Board of Directors believes that these proposals are in the best interests of the Fund and its shareholders, and recommends that you approve all proposals presented for your consideration.

  None of these proposals, if adopted, will alter the closed-end structure of the Fund or the listing of the Fund's shares on the New York Stock Exchange.

  At the Meeting, you will be asked to vote on the following proposals:

  1. A proposal to convert the Fund from a diversified to a non-diversified investment company;

  2. A proposal to adopt a policy that would permit the Fund to concentrate its investments (over 25% of the Fund's total assets) in a particular industry or group of industries based on the representation of that industry or group of industries on a relevant Mexican stock index; and

  3. A proposal to approve an amendment to the Fund's fundamental investment policy that would permit the Fund to invest in Mexican equity securities that trade on an established active securities market in addition to the Mexican Stock Exchange.

  Some key points about these proposals are described further below. In addition, we encourage you to review the questions and answers included in the proxy statement summary to help understand how the proposals will affect the Fund and you as a shareholder of the Fund. The proposals are also described in more detail in the full text of the proxy statement which you should read before you vote.

  Since the inception of the Fund in 1981, the Mexican securities market has changed substantially and Mexico has become a participant in the global economy. The proposals that are the subject of this Proxy Statement would provide the Fund with greater flexibility to respond to Mexico's involvement in the globalized economy and the changing nature of the securities markets. The Fund will maintain its closed-end format and will continue to seek long-term capital appreciation through investment in securities of Mexican companies.

Remember: If you have questions, please call us at 1-800-566-9061.

About Proposal 1

  The Fund was formed as a diversified closed-end investment management company. This means that the Fund has to hold 75% of its total assets in cash, Government securities, securities of other investment companies and other securities consistent with the Fund's investment objective and policies. In meeting that 75% requirement, the Fund cannot include securities of any issuer that account for more than 5% of the Fund's total assets or 10% of the issuer's outstanding voting securities. This policy limits the percentage of its assets the Fund can invest in a single issuer.

  You are being asked to approve changing the classification of the Fund to a non-diversified company so that the Fund may take larger positions in single issuers if the Fund's investment adviser feels it may enhance investment performance or considers it in the Fund's best interests. Although approval of this policy will permit the Fund to invest a larger portion of its assets in fewer issuers than it currently does, the Fund will nonetheless continue to be diversified under the requirements of the Internal Revenue Code of 1986, as amended. These requirements limit the positions the Fund can take in single issuers with respect to 50% of the market value of the Fund's total assets.

  The ability to take larger positions in single issuers may increase the performance of the Fund's portfolio when those issuers outperform the market but can also result in a negative performance for the Fund against the market if the issuers underperform the market.

About Proposal 2

  The Fund has a policy that it will not invest more than 25% of its total assets in a particular industry or group of industries. You are being asked to approve a policy that would allow the Fund to invest greater than 25% of its total assets, or concentrate, in a particular industry or group of industries. The policy would permit the Fund to concentrate its investments in an industry or group of industries categorized on the Mexican Stock Exchange Index (or any successor or comparable index chosen by the Board of Directors, and determined to be an appropriate measure of the Mexican market) if, at the time of the investment, an industry represents 20% or more of the Index; provided, however, that the Fund will not exceed the Index concentration by more than 5%.

  If this proposal is adopted, the Fund could, using an index such as the Price and Quotations Index (which consists of the 35 most actively traded securities on the Mexican Stock Exchange in terms of value and volume, known as the "IPC Index"), invest more than 25% of its total assets in an industry which represents 20% or more of the IPC Index. The Fund could overweight by up to 5% the representation on the IPC Index of the particular industry. For example, if an industry represents 25% of the IPC Index, the Fund could invest up to 30% of its total assets in securities of issuers classified in that industry.

  Any index used by the Fund for purposes of this policy would be established and maintained by a third party independent of, and unaffiliated with, the Fund and its investment adviser, and would be widely recognized.

  Adoption of this policy would not require the Fund to concentrate its investments in any particular industry or group of industries. As with Proposal 1, it would increase the flexibility of the Fund to respond to current and future market developments in Mexico.

About Proposal 3

  Proposal 3 changes the investment policy of the Fund to allow it to invest in the equity securities of Mexican companies other than those listed on the Mexican Stock Exchange. Historically, the most attractive investment opportunities for the Fund have been the securities of issuers listed on the Mexican Stock Exchange. However, with the globalization of the economy and of the securities markets, the Fund's adviser anticipates that Mexican companies may seek other means and/or exchanges for the sale of their securities. The Fund's current investment policies do not permit it to purchase equity securities other than those listed on the Mexican Stock Exchange.

  To provide the flexibility the Fund believes it needs for future investments, Proposal 3 seeks your approval to permit the Fund to include as possible investments the securities of (i) issuers organized under the laws of, or with their principal office in, Mexico; (ii) issuers that derived 50% or more of their total gross revenue in their most recently completed fiscal year from goods produced in Mexico or sales made or services performed in Mexico; and (iii) issuers that maintain 50% or more of their assets in Mexico.

  This proposal would also permit the Fund to retain securities of non-Mexican companies which may have been received or held by the Fund as a result of an acquisition or other transaction affecting a Mexican company whose securities the Fund owns. The Fund could hold securities of non-Mexican issuers only as a result of a corporate event involving a Mexican company whose securities were owned by the Fund. The Fund would then have a reasonable period of time to dispose of the securities in an orderly manner.

There is no guarantee that adoption of any of the above proposals will produce enhanced investment performance.

                                     * * *

  Approval of each of these proposals will require the approval of the lesser of (i) 67% or more of the Fund's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy; or (ii) more than 50% of the Fund's outstanding shares. This means that if you abstain from voting or do not submit voting instructions to your broker or allow your broker the discretion to vote, your shares will be treated as having voted against the Proposals. So, please take a few minutes to review this proxy statement and return your proxy card today. When shareholders do not return their proxies, additional expenses are incurred to pay for follow-up mailings and telephone calls. The proposals that are the subject of the enclosed proxy statement are separate from the Fund's stock repurchase program mentioned at the beginning of this letter.

  If you have any questions regarding the proposals to be voted on or need assistance in completing your proxy card, please contact the Fund's representatives at 1-800-566-9061. Thank you for investing with us and for your continuing support.

                             Sincerely,


/s/ Jose Luis Gomez Pimienta                    /s/ Juan Gallardo T.
Jose Luis Gomez Pimienta                        Juan Gallardo T.,
President                                       Chairman of the Board of
                                                Directors

                             THE MEXICO FUND, INC.

                             1775 Eye Street, N.W.
                           Washington, DC 20006-2401

                   Notice of Special Meeting of Shareholders

                               October 16, 2000

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of The Mexico Fund, Inc. (the "Fund") will be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112 on October 16, 2000 at 2:00 P.M. for the following purposes:

  (1) To convert the Fund from a diversified to a non-diversified investment company;

  (2) To adopt a policy to permit the Fund to concentrate its investments (over 25% of the Fund's total assets) in a particular industry or group of industries based on the representation of that industry or group of industries on a relevant Mexican stock index; and

  (3) To approve an amendment to the Fund's fundamental investment policy that would permit the Fund to invest in Mexican equity securities that trade on an established active securities market in addition to the Mexican Stock Exchange.

  The Board of Directors has fixed the close of business on August 29, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only holders of record of shares at the close of business on that date are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

  You are cordially invited to attend the Meeting. All shareholders are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                                          By Order of the Board of Directors,

                                          Samuel Garcia Cuellar
                                          Secretary

New York, New York

Dated: September 7, 2000


 PLEASE RESPOND -- YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND MAIL THE PROXY IN THE MANNER PROVIDED. IF YOU HOLD YOUR SHARES IN STREET NAME, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR BY INTERNET. IT IS IMPORTANT THAT YOU RETURN YOUR PROXY AS SOON AS POSSIBLE TO ASSURE THAT YOUR PROXY WILL BE VOTED AND TO AVOID ANY ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION.

                            PROXY STATEMENT SUMMARY

  The following is a brief summary of the proposals to be considered at the Meeting. The information below is qualified in its entirety by the more detailed information contained elsewhere in this proxy statement. Accordingly, please read all the enclosed proxy materials before voting.

                                     Q & A

Q. When will the Meeting be held? Who is eligible to vote?

A. The Meeting will be held on October 16, 2000 at 2:00 p.m. at 30 Rockefeller Plaza, 23rd Floor, New York, New York 10112. Please note that this will be a business meeting only. There will be no presentations about the Fund. The record date for the Meeting is the close of business on August 29, 2000. Only shareholders who own shares at that time are entitled to vote at the Meeting.

Q. What is being voted on at the Meeting?

A. Your Board of Directors is recommending that shareholders consider the following proposals:

  Proposal

  1. To convert the Fund from a diversified to a non-diversified investment company;

  2. To adopt a policy to permit the Fund to concentrate its investments (over 25% of the Fund's total assets) in a particular industry or group of industries based on the representation of that industry or group of industries on a relevant Mexican stock index; and

  3. To approve an amendment to the Fund's fundamental investment policy that would permit the Fund to invest in Mexican equity securities that trade on an established active securities market in addition to the Mexican Stock Exchange.

Q. How do the Directors recommend that I vote on these proposals?

A. The Directors recommend that you vote "FOR" each proposal.

Q. Why is the Fund changing its investment policies?

A. Since the Fund was organized almost twenty years ago, its investment objective has been long-term capital appreciation through investment in securities, primarily equity, listed on the Mexican Stock Exchange. The Fund's policies have remained virtually the same since the Fund was organized. However, the Mexican economy and the securities markets in Mexico have changed over time and are likely to evolve further in response to the globalization of Mexico through free trade agreements and modernization. We are seeking your approval of the proposals so that the Fund will have the flexibility to adapt to the future of the Mexican economy and securities markets.

Q. What risks are there in approving the proposals?

A. Every fund has investment risks. The proposals would permit the Fund to invest more of its assets in a single Mexican company and would allow the Fund to invest more of its assets in a single industry or group of industries. If the Fund does invest a larger percentage of its assets in a single company or industry or group of industries, an event affecting that company or industry will have a greater impact on the Fund. This can mean that the Fund may underperform the market if the industry or company underperforms but can also signify the Fund may outperform the market if the company or industry outperforms.

Q. Will this change the Fund's focus on investing in Mexico?

A. No. If you approve the proposals, the Fund's investment objective will still be long-term capital appreciation through investment in Mexican equity securities. Adoption of the proposals will broaden the types of Mexican companies the Fund may invest in beyond only those listed on the Mexican Stock Exchange. Adoption of the proposals will allow the Fund to invest in Mexican companies that may have chosen other exchanges or markets in which to sell their shares. The proposals will allow the Fund to concentrate its investments in certain industries to the extent an industry or group of industries represents 20% or more of an index that is an appropriate measure of the Mexican market and the proposals will allow the Fund to take a larger interest in single Mexican companies if the Investment Adviser believes that the investment presents the best opportunity for growth. The proposals treat Mexican companies as companies which are organized in Mexico or have their main office in Mexico; companies that earn 50% or more of their total gross revenue in the last year from goods produced in Mexico or services performed in Mexico; or companies that have 50% or more of their assets in Mexico.

Q. Will adoption of the proposals change the closed-end structure of the Fund or affect its listing on the New York Stock Exchange?

A. No. The Fund will maintain its closed-end format and its shares will continue to be listed on the New York Stock Exchange.

Q. Are these proposals related to or part of the recent repurchase program announced by the Fund?

A. No. The Board of Directors of the Fund announced on July 31, 2000 that it had approved the repurchase of Fund shares by the Fund up to ten percent of the Fund's shares. The repurchases started on August 7, 2000. These proposals are separate from the Fund's repurchase program and whether or not approved, will not affect the repurchase program.

Q. When will the proposals take effect if approved?

A. The proposed changes to the Fund's investment policies will be effective immediately although the Fund's investment adviser may choose not to immediately change the Fund's investment portfolio. The proposals are meant to give the Investment Adviser further discretion to make investments it believes present the best opportunities for achieving the Fund's investment objective of long-term capital appreciation.

Q. Who is asking for my vote?

A. The Board of Directors is asking you to sign and return the enclosed proxy so your votes can be cast at the Meeting. If the Meeting is adjourned, these proxies will also be voted at the reconvened meeting.

Q. How do I vote my shares?

A. It is simple to vote your shares. You can vote by mail. If you hold your shares through your broker, you can vote your shares by telephone or by the internet. To vote by mail, sign and send us the enclosed proxy voting card in the envelope provided. To vote by telephone or internet, follow the instructions on your proxy card. If you have any questions about voting, please call 1-800-566-9061.

Q. If I send my proxy in now as requested, can I change my vote later?

A. A proxy can be revoked at any time prior to the Meeting by writing to us, by sending us another proxy, or by attending the Meeting and voting in person. Even if you plan to attend the Meeting and vote in person, we ask that you return the enclosed proxy. Doing so will help us ensure that an adequate number of shares are present at the Meeting and avoid further solicitation costs and possible adjournment of the Meeting.

                                PROXY STATEMENT

                             THE MEXICO FUND, INC.

                             1775 Eye Street, N.W.
                           Washington, DC 20006-2401

                               ----------------

                        Special Meeting of Shareholders

                               October 16, 2000

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Mexico Fund, Inc. (the "Fund"), a Maryland corporation, to be voted at the Special Meeting of Shareholders of the Fund (the "Meeting") to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112 on October 16, 2000 at 2:00 P.M. and at any adjournment thereof. The approximate mailing date of this Proxy Statement is September 7, 2000. The report for the fiscal year ended October 31, 1999, including financial statements, and the unaudited semi-annual report dated April 30, 2000 may be obtained free of charge by contacting Jeff Farwell at 1-800-224-4134 and are also available on the Fund's website at www.themexicofund.com.

  All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on the proxies. Unless instructions to the contrary are marked thereon with respect to Proposals 1, 2 and 3 a proxy will be voted FOR the proposals stated in the accompanying Notice of Meeting.

  For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. Abstentions and broker non-votes will have the effect of a vote against Proposals 1, 2, and 3. Accordingly, shareholders are urged to forward their voting instructions promptly.

  Adoption of each of the Proposals will require the approval of the lesser of: (i) 67% or more of the Fund's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy; or (ii) more than 50% of the Fund's outstanding shares.

  Any shareholder giving a proxy has the right to attend the Meeting to vote his shares in person (thereby revoking any prior proxy) and also the right to revoke the proxy at any time by written notice received by the Fund prior to its exercise.

  In the event that the necessary quorum to transact business at the Meeting is not obtained or a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the proxy holders may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of the adjournment. If a quorum is present, the proxy holders will vote proxies which vote for any proposal with respect to which insufficient votes for approval have been received in favor of such an adjournment and will vote those proxies required to be voted against such a proposal to be voted on at such adjournment, against adjournment. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval.

  The Board of Directors has fixed the close of business on August 29, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of August 29, 2000, the Fund had outstanding 49,487,725 shares of common stock, par value $1.00 per share.

                RESTRUCTURING OF THE FUND'S INVESTMENT POLICIES

  The Fund's investment objective and policies have remained largely unchanged since the Fund's inception in 1981. During this time, however, the business environment in Mexico has evolved. Accordingly, the Board of Directors of the Fund (the "Board") and Impulsora del Fondo Mexico, S.A. de C.V., the Fund's investment adviser (the "Investment Adviser"), are recommending adjustments to the Fund's investment policies which they believe could improve the Fund's ability to adapt to the new business environment that has emerged in Mexico and could enhance shareholder value. The Investment Adviser believes that this new business environment has and will continue to affect the performance of many of the most important Mexican companies, including those companies listed on the Mexican Stock Exchange.

  The Fund is currently a diversified closed-end management investment company with the fundamental investment objective of long-term capital appreciation through investment in securities, primarily equity, listed on the Mexican Stock Exchange. As set forth in more detail below, it is proposed that the shareholders approve the following revisions to the Fund's investment policies:

  (1) the conversion of the Fund from a diversified to a non-diversified investment company;

  (2) the adoption of a policy to permit the Fund to concentrate (over 25% of the Fund's total assets) its investments in a particular industry or group of industries based on the representation of that industry or group of industries on a relevant Mexican stock index; and

  (3) the approval of an amendment to the Fund's fundamental investment policy that would permit the Fund to invest in Mexican equity securities that trade on an established active securities market in addition to the Mexican Stock Exchange.

  These proposals are discussed in detail below. The Fund will continue as a closed-end fund with its shares listed on the New York Stock Exchange. The Fund will also continue to adhere to its investment objective of long-term capital appreciation following the implementation of the Proposals.

  PROPOSAL 1: APPROVAL OF A CHANGE TO THE FUND'S SUB-CLASSIFICATION UNDER THE INVESTMENT COMPANY ACT OF 1940 FROM A DIVERSIFIED COMPANY TO A NON-DIVERSIFIED
                                    COMPANY

  The Board has adopted, subject to shareholder approval, the recommendation of the Investment Adviser that the Fund's sub-classification be changed from "diversified" to "non-diversified." The Fund is currently sub-classified as a "diversified company" under Section 5(b) of the Investment Company Act of 1940 (the "1940 Act"). As a "diversified company," the Fund must have at least 75% of the value of its total assets in cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities (the "75% basket"). For purposes of the 75% basket, the Fund cannot count securities of a single issuer that account for more than 5% of the Fund's total assets or that constitute more than 10% of that issuer's outstanding voting securities. An exception is made from these requirements with respect to a fund's existing investment in an issuer that exceeds the above percentage limits for reasons other than the purchase of the issuer's securities, such as market appreciation of the issuer's securities or changes in a fund's asset level.

  For example, if the Fund's portfolio includes a security that represents 6% of the Fund's total assets as a result of a purchase of that security, that position would be excluded from the Fund's 75% basket. In addition, if shares of a security held by the Fund constitute more than 10% of an issuer's outstanding voting securities as a result of a purchase of that security, that position would likewise be excluded from the 75% basket. The diversification restrictions are designed to prevent funds that hold themselves out as diversified from being tied too closely to the success of one or a few issuers. In addition, the restrictions are designed to prevent such funds from controlling portfolio companies.

  The Board recommends that the shareholders approve the Proposal to change the Fund's sub-classification under Section 5(b) from "diversified" to "non-diversified." As a non-diversified company, the Fund would no longer be subject to the 75% basket described above. This change would allow the Fund greater flexibility to hold larger positions in certain portfolio companies, and to make additional investments in portfolio companies once the Fund's position in a company exceeded 5% of the Fund's total assets or 10% of that company's outstanding voting securities. The Investment Adviser believes that this increased flexibility may benefit the Fund's investment performance by permitting the Fund to take positions in certain issuers beyond that currently permitted under the Fund's diversification policy if the Investment Adviser believes that such investments present the best opportunities for growth. However, there can be no assurance that the change in the Fund's sub-classification to "non-diversified" will result in enhanced investment performance.

  If the shareholders approve the proposal to change the Fund's sub-classification to "non-diversified", the Fund will no longer be required to comply with the diversification standards of the 1940 Act outlined above. However, the Fund intends to continue to adhere to the diversification and other requirements of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to regulated investment companies so that the Fund will not be subject to U.S. federal income taxes on its net investment income. This means that the Fund must diversify its portfolio holdings so that at the end of each quarter of the Fund's fiscal year at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with Fund ownership of such other securities of any one issuer limited for purposes of this calculation to an amount not greater than 5% of the market value of the Fund's total assets and 10% of the outstanding voting securities of the issuer. The Fund also cannot have more than 25% of the market value of its total assets invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies) at the end of each quarter of the Fund's fiscal year. Although the Fund will be subject to the diversification standards imposed by the Code, a change in the Fund's sub-classification to a non-diversified investment company will permit the Fund to invest a larger portion of its assets in fewer issuers than is now the case.

  While investing a larger portion of the Fund's assets in fewer issuers may prove beneficial when such companies outperform the market, larger investments in fewer issuers will also magnify any negative performance by such portfolio companies. In general, the Fund's net asset value may become more volatile. However, the Investment Adviser believes these additional risks are outweighed by the potential for improved performance.

 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THIS
                                   PROPOSAL.

          PROPOSAL 2: AMENDMENT TO THE FUND'S POLICY ON CONCENTRATION

  The Board has approved and recommends the adoption by shareholders of an amendment to the Fund's policy on concentration. Under current regulatory standards, a registered investment company such as the Fund is considered to be concentrated if it invests more than 25% of its assets in issuers categorized in the same industry. Currently, the Fund has a policy not to concentrate its investments in a particular industry or group of industries. The Proposal is to amend the Fund's concentration policy as follows to allow a degree of concentration:

    The Fund may concentrate its investments in any industry or group of industries of the Mexican Stock Exchange Index (or any successor or comparable index as determined by the Board of Directors to be an appropriate measure of the Mexican market) if, at the time of investment, such industry represents 20% or more of the Index; provided, however, that the Fund will not exceed the Index concentration by more than 5%.

  The Investment Adviser believes that the proposal to permit (but not require) it to invest more than 25% of its total assets in Mexican equity securities of issuers whose business can be classified in any one industry within the Price and Quotations Index or "Indice de Precios y Cotizaciones" ("IPC Index") if, at the time of investment, that industry represents 20% or more of the IPC Index, would give the Investment Adviser useful flexibility to manage the Fund's portfolio by reference to the relative weightings of the Mexican Stock Exchange industries within the IPC Index. Pursuant to the new policy on concentration, the Fund could overweight by up to 5% the weighting of any industry that represents 20% or more of the IPC Index.

  At present the IPC Index, one of the Mexican Stock Exchange's stock indices, is considered the broadest indicator of the overall performance of the Mexican Stock Exchange, as reflected in the change in price of a balanced, weighted selection (or sampling) of shares that are representative of all the shares listed on the Mexican Stock Exchange. The IPC Index is referred to by many investors and analysts as the benchmark against which the Fund's performance should be measured. The sample used to calculate the IPC Index is made up of classes of securities of issuers from various sectors of the Mexican economy, and it is reviewed twice a year by the Mexican Stock Exchange. If an issuer no longer conforms to the selection criteria, it is replaced by another one that does.

  The IPC Index is currently comprised of the 35 most actively traded listed series (or classes) of securities on the Mexican Stock Exchange in terms of value and volume. The procedure used by the Mexican Stock Exchange to select the IPC Index sample begins with a marketability index, which in turn is calculated by examining a stock's performance in the last six months in terms of the following variables: value traded; number of shares traded; number of trades; and the representative value traded by transaction. The market capitalization of the series of securities of the issuers is the weighing factor in the IPC Index. Although the Fund is not an index fund which seeks to replicate the IPC Index, if it cannot at least match or slightly overweight industries in the IPC Index, the Fund's inability to concentrate in leading industries may negatively impact the Fund's performance.

  As of the date of this Proxy Statement, the only industry group which represents 20% or more of the value of the securities included in the IPC Index is the communications industry group. This industry category includes local, long-distance, and cellular telephone companies, as well as broadcast and media companies. The Fund may choose to concentrate in this industry group in the future. Approximately four-fifths of this industry group are telecommunications companies. The only local and long-distance telephone company existing in Mexico at the time was privatized in 1990. The cellular segment of the communications industry is now a part of the private sector as well and has several competing companies.

  There are risks associated with investing in the communications industry in Mexico. Although issuers within this industry group whose shares trade on the Mexican Stock Exchange represent a valuable portion of the total capitalization of the Mexican Stock Exchange, this industry group may be more susceptible to effects caused by changes in the economic climate, overall market volatility, or regulatory environment. The telecommunications segment is now open to competition and new competitors include international companies. The broadcast and media segment is subject to comparable risks, including domestic and international competition, and changes in the economic climate, overall market volatility, or regulatory environment. While the issuers that represent this industry group in Mexico, and especially those in the telecommunications segment, have recently experienced substantial appreciation, there can be no assurance that this trend will continue.

  While it should be recognized that concentration in one or more industries can expose the Fund to greater risk should those industries underperform, the Investment Adviser is of the view that it is important to have the flexibility to choose to concentrate in those industries that from time to time represent 20% or more of a relevant Mexican index. Moreover, consistent with the Code diversification requirements applicable to the Fund discussed previously in Proposal 1, the Fund will be subject to the limitation imposed by the Code that not more than 25% of the market value of the Fund's total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies).

  For purposes of compliance with the new concentration policy, and assuming Proposal 3 is approved by shareholders, were the Fund to invest in a security of a Mexican company which traded on another established stock exchange or stock market, the Fund would rely on the industry classification of the issuer as determined by such exchange or market, provided that the Mexican Stock Exchange had established a corresponding industry category. If the industry classification provided by such exchange or market does not correspond to an industry category established by the Mexican Stock Exchange, or the security is not listed or traded on an exchange or market that provides industry classifications or categories, the Board will place the security in a Mexican Stock Exchange category that it deems most appropriate in light of the industry in which the issuer is engaged.

  Any index used by the Fund for purposes of this policy would be established and maintained by a third party independent of, and unaffiliated with, the Fund and its investment adviser, and would be widely recognized.

  In making the recommendation, the Board is aware that the Staff of the Securities and Exchange Commission ("SEC") has suggested that a concentration policy which allows a fund to concentrate in particular industries "without limitation if deemed advisable and in the best interests of shareholders" is contrary to certain provisions of the 1940 Act. It is the Board's position that the policy that is the subject of this proposal provides a sufficient objective standard for shareholders to evaluate the policy and determine whether to invest in the Fund.

  Disclosure will be provided in the Fund's quarterly reports regarding whether the Fund is currently concentrating in a particular industry, along with information as to industry concentrations on the IPC Index.

 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THIS
                                   PROPOSAL.

   PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT
                                    POLICY

  The Fund's fundamental investment policy restricts the Fund to investment only in equity securities listed on the Mexican Stock Exchange. To date, this policy has not been a significant restraint on the investment discretion of the Investment Adviser, because most of the major Mexican companies are listed on the Mexican Stock Exchange. However, the Investment Adviser believes that the Mexican Stock Exchange listing requirement may act as an unnecessary impediment to the pursuit of the Fund's investment objective in the future.

  For example, the Investment Adviser is currently aware of recently organized Mexican companies in the "new economy" (i.e., technology companies) seeking to finance their organization or expansion via the Nasdaq market, without seeking to list on the Mexican Stock Exchange. Further, it is possible that in the future Mexico may follow the lead of the United States and other markets in the development of "ECNs", or electronic communications networks. Many issuers believe that ECNs or other forms of non-traditional electronic markets may be a more efficient marketplace for their securities than traditional stock exchanges. Moreover, the globalization of the Mexican economy may prompt established Mexican companies in traditional sectors to seek listings on other exchanges or markets, either in addition to, or in place of, their listing on the Mexican Stock Exchange. The current fundamental investment policy of the Fund would not permit the Fund to participate in securities listed on such other exchanges or traded in such other markets. This could deprive the Fund of important investment opportunities as well as access to potentially more efficient marketplaces.

  Since its inception the Fund has provided investors a professionally managed vehicle for investment in Mexican companies. The Board believes that the Fund needs to be in a position to continue this tradition. Accordingly, in light of the rapid globalization of securities markets, the Board believes that the Fund's policy limiting investments to securities listed on the Mexican Stock Exchange may be an artificial barrier to the pursuit of the Fund's investment objective in the future.

  To provide it with flexibitly to respond to future developments in the Mexican marketplace, the Fund wishes to adopt the following fundamental investment policy:

    The Fund's investment objective is long-term capital appreciation through investment primarily in Mexican equity securities. Mexican equity securities include equity securities, or securities convertible into equity securities, of: (i) issuers organized under the laws of, or with their principal office in, Mexico; (ii) issuers that derived 50% or more of their total gross revenue in their most recently completed fiscal year from goods produced in Mexico or sales made or services performed in Mexico; and (iii) issuers that maintain 50% or more of their assets in Mexico.

  If this Proposal is adopted, the Fund intends to implement the policy by investing in Mexican equity securities that trade on an established active securities market and which have sufficient liquidity in the opinion of the Investment Adviser. The Fund intends to remain primarily (at least 65% of the Fund's total assets) invested in securities that are listed on the Mexican Stock Exchange. Shareholders will be notified of any change in this outlook.

  Related to this Proposal, and as a result of the increased globalization of the Mexican economy, from time to time Mexican companies, including those in which the Fund invests, may be acquired by non-Mexican companies. As a result, investors in an acquired Mexican company may find themselves owning shares of the non-Mexican acquiring company. Read literally, the Fund's fundamental investment policy, as proposed to be amended, does not permit the Fund to hold securities of non-Mexican companies, and therefore, in the acquisition scenario just described, the Fund may be forced to sell the securities of the acquired Mexican company prior to the time of the acquisition transaction, possibly under less than optimal conditions. Accordingly, the Board intends to interpret the Fund's fundamental investment policy, as proposed to be amended, to permit the Fund to hold securities of non-Mexican companies so long as the securities were acquired by the Fund as the result of a corporate event involving securities of a Mexican company that was held by the Fund. The Board believes that under normal circumstances the Investment Adviser should have a period of up to six months from the date of the corporate event to dispose of the securities of the non-Mexican company. The Board believes that the six-month period should allow the Investment Adviser sufficient time to dispose of the security in an orderly fashion consistent with the best interests of Fund shareholders, while still adhering to the spirit of the Fund's fundamental investment policy.

  Approval of this proposal will not necessarily result in the Fund investing in any company not listed on the Mexican Stock Exchange; it will provide the flexibility for the Investment Adviser in its discretion to make such an investment for the Fund should it determine such an investment is consistent with the Fund's investment objective.

 THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THIS
                                   PROPOSAL.

                            ADDITIONAL INFORMATION

Beneficial Ownership of Certain Shareholders, Directors and Executive Officers

  To the best of the Fund's knowledge based on filings made with the Securities and Exchange Commission, as of July 31, 2000, the following shareholders are beneficial owners of five percent or more of the Fund's outstanding shares as of July 31, 2000:

                                                Number of  Shares Percentage of
                                                  Beneficially     Outstanding
                  Name and Address                    Owned          Shares
      ----------------------------------------  ----------------- -------------
      President and Fellows of Harvard College
       600 Atlantic Avenue
       Boston, MA 02210.......................      8,287,100         16.3%
      The State Teachers Retirement Board of
       Ohio
       275 East Broad Street
       Columbus, Ohio 43215...................      2,890,561          5.7%
      City of London Investment Group PLC
       10 Eastcheap
       London EC3M ILX England................      2,850,456          5.6%
      Mira, L.P.
       One Chase Manhattan Plaza
       42nd Floor
       New York, NY 10005.....................      2,559,200          5.0%

  As of July 31, 2000, the directors and officers of the Fund listed below were the beneficial owners of the number of shares indicated in the table below:

                                                       Shares of Common Stock
                                                     Beneficially Owned and % of
                                                          Total Outstanding
                           Name                          on July 31, 2000(1)
      ---------------------------------------------- ---------------------------
      Philip Caldwell++.............................            3,070
      Juan Gallardo T.++............................            5,000
      Claudio X. Gonzalez++.........................            7,000
      Jose Luis Gomez Pimienta*.....................            6,226
      Robert L. Knauss++............................            1,874
      Agustin Santamarina V.++......................            2,200
      Jaime Serra Puche++...........................            1,270

--------
(1) The information as to beneficial ownership is based on statements furnished to the Fund by the Directors. All shares listed in this table are owned with sole voting and investment power, and in the aggregate represent less than 1/10 of 1% of the total shares outstanding of common stock as of July 31, 2000.
++ Audit Committee, Contract Review Committee, and Nominating and Corporate
   Governance Committee member.
* Director is an "interested person" (as defined in the 1940 Act ("interested director")). Mr. Gomez Pimienta is deemed to be an interested director by reason of his affiliation with the Fund's investment adviser, Impulsora del Fondo Mexico, S.A. de C.V.

Investment Advisory and Administrative Services

  The Adviser. Impulsora del Fondo Mexico, S.A. de C.V. (the "Adviser"), 77 Aristoteles Street, 3rd Floor, Polanco, 11560 Mexico D.F., Mexico has served as the investment adviser of the Fund from the time the Fund was established in 1981.

  Pursuant to an Administrative Services Agreement, effective April 1, 1994, the Adviser also provides certain administrative services to the Fund which were previously performed by the Fund's Trustee, including the determination and publication of the net asset value of the Fund, the provision of assistance to the Fund to enable the Fund to maintain its books and records in accordance with applicable United States and Mexican law and the provision of assistance to the Fund's auditors in the preparation and filing of tax reports and returns.

The Fund has no underwriter.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, and
Section 30(h) of the 1940 Act require the Fund's officers and Directors, Adviser, affiliates of the Adviser, and persons who beneficially own more than ten percent of a registered class of the Fund's securities ("Reporting Persons"), to file reports of ownership of the Fund's securities and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Reporting Persons are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it and written representations of certain Reporting Persons, the Fund believes that during fiscal year 1999, its Reporting Persons complied with all applicable filing requirements with the exception of Form 3s which were filed late for Messrs. Jose Raymundo Cobo Leon de Guevara (as a director of Adviser), Ernesto Vega Navarro (as an alternate director of the Adviser), and Jaime Gonzalez Remis (as an alternate director of the Adviser).

                                   EXPENSES

  The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

                      SOLICITATION AND VOTING OF PROXIES

  In order to obtain the necessary quorum and shareholder participation at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers or agents of the Fund. The Fund may utilize the services of its Information Agent, Morrow & Co., Inc. ("Information Agent") to assist in the solicitation of proxies. The estimated costs of the Information Agent's services to the Fund in connection with the Meeting and solicitation of proxies is $20,000.

  As the date of the Meeting approaches, certain shareholders of the Fund may receive a call from a representative of the Information Agent if the Fund has not yet received their vote. Authorization to permit the Information Agent to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Management of the Fund believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

  In all cases where a telephonic proxy is solicited, the representative of the Information Agent is required to ask the shareholder for such shareholder's full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), the number of shares owned and to confirm that the shareholder has received the Proxy Statement in the mail. If the information solicited agrees with the information provided to the Information Agent by the Fund, then the Information Agent representative has the responsibility to explain the process, read the Proposals, and ask for the shareholder's instructions on each Proposal. The Information Agent representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. The Information Agent will record the shareholder's instructions on the card. Within 72 hours, the Information Agent will send the shareholder a letter or mailgram to confirm the shareholder's vote and asking the shareholder to call the Information Agent immediately if the shareholder's instructions are not correctly reflected in the confirmation.

  If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, such shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a shareholder, whether in writing or by telephone, is revocable. A shareholder may revoke the accompanying proxy or a proxy given telephonically at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

                                 VOTE REQUIRED

  Adoption of each of the Proposals will require the approval of the lesser of: (i) 67% or more of the Fund's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy; or (ii) more than 50% of the Fund's outstanding shares.

                             SHAREHOLDER PROPOSALS

  The deadline for submitting proposals to be included with the Fund's proxy materials for the 2001 Annual Meeting of Shareholders of the Fund was August 29, 2000. Shareholders wishing to present proposals at the 2001 Annual Meeting of Shareholders of the Fund which would not be included in the Fund's proxy materials should send written notice to the Secretary of the Fund of such proposals by November 27, 2000, but no earlier than October 27, 2000, in the form prescribed in the Fund's By-Laws.

                               ----------------

  SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Samuel Garcia Cuellar
                                          Secretary

Dated: September 7, 2000

                      SPECIAL MEETING OF SHAREHOLDERS of

                             THE MEXICO FUND, INC.

                           Monday, October 16, 2000

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.



YOUR CONTROL NUMBER IS                             [_________]



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.


   The Board of Directors of the Fund recommends that Shareholders vote FOR each of the following proposals.


                                                         FOR  AGAINST ABSTAIN
1. Conversion of the Fund from a diversified to          [_]    [_]     [_]
   non-diversified investment company.

2. Adoption of policy permitting Fund to concentrate     [_]    [_]     [_]
   investments (over 25% of the Fund's total assets) in a particular industry or group of industries based on representation of that industry or group of industries on a relevant
   Mexican index.

3. Approval of amendment to Fund's fundamental           [_]    [_]     [_]
   investment policy that would permit Fund to invest in Mexican equity securities that trade on an established active securities market in addition to the Mexican Stock Exchange.





SIGNATURE(S)                                         DATED
            ----------------------------------------       --------------------
Note: Please sign, date and return promptly. Signature(s) should be exactly as name or names appear on proxy. If shares are held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full name.

                        Please date, sign and mail your
                     proxy card back as soon as possible!


                       Special Meeting of Shareholders
                             THE MEXICO FUND, INC.

                               October 16, 2000







                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.


   The Board of Directors of the Fund recommends that Shareholders vote FOR each of the following proposals


                                                         FOR  AGAINST ABSTAIN
1. Conversion of the fund from a diversified to          [_]    [_]     [_]
   non-diversified investment company.

2. Adoption of policy permitting Fund to concentrate     [_]    [_]     [_]
   investments (over 25% of the Fund's total assets) in a particular industry or group of industries based on representation of that industry or group of industries on a relevant
   Mexican index.

3. Approval of amendment to Fund's fundamental           [_]    [_]     [_]
   investment policy that would permit Fund to invest in Mexican equity securities that trade on an established active securities market in addition to the Mexican Stock Exchange.




SIGNATURE(S)                                         DATED
            ----------------------------------------       --------------------
Note: Please sign, date and return promptly. Signature(s) should be exactly as name or names appear on proxy. If shares are held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full name.

--------------------------------------------------------------------------------

                             THE MEXICO FUND, INC.

            Proxy Solicited on Behalf of the Board of Directors for
                        Special Meeting of Shareholders

   The undersigned shareholder of the Mexico Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Jose Luis Gomez Pimienta and Sander M. Bieber and each of them proxies of the undersigned, with full power of substitution, to vote and act in the name and stead of the undersigned at the Special Meeting of Shareholders of the Fund, to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York 10112, on October 16, 2000 at 2:00 P.M., New York City time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

   The shares represented by this proxy will be voted in accordance with instructions given by the shareholder, but if no instructions are given, this proxy will be voted in favor of proposals 1 through 3 as set forth in this proxy.

   The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated September 7, 2000.

                          (Continued on reverse side)